Exhibit 99.1

Woorank SRL

Financial Statements

For the year ended December 31, 2020

1	Independent Auditors’ Report	4
2	Statement of Profit and Loss	6
3	Statement of Financial Position	7
4	Statement of Changes in Equity	8
5	Statement of Cash Flows	9
6	Notes to the Financial Statements	10
6.1.	General	10
6.1.1.	Reporting Entity	10
6.1.2.	Material Events in the Reporting Period	10
6.2.	Basis of preparation	11
6.2.1.	Statement of Compliance	11
6.2.2.	Currency	11
6.2.3.	Basis of Measurement	11
6.2.4.	Significant Accounting Estimates and Judgements	12
6.3.	Summary of Significant Accounting Policies	13
6.3.1.	Foreign Currency Translation	13
6.3.2.	Revenue	13
6.3.3.	Intangible assets	14
6.3.4.	Property and equipment	14
6.3.5.	Impairment of assets	15
6.3.6.	Non-current assets held for sale	15
6.3.7.	Financial assets	16
6.3.8.	Cash and cash equivalents	16
6.3.9.	Share Capital	16
6.3.10.	Financial liabilities	17
6.3.11.	Taxes	17
6.3.12.	Employee Benefits	18
6.3.13.	New Standards, Amendments to Standards and Interpretations not yet adopted	18
6.4.	Revenue from contract with customers	20
6.4.1.	Dissaggregation of revenue from contracts with customers	20
6.4.2.	Contract liabilities	20
6.4.3.	Remaining performance obligations	21
6.5.	Disclosure of Expenses	21

6.6.	Employee benefit expenses	22
6.7.	Finance expenses	22
6.8.	Income Tax	23
6.9.	Trade and Other Receivables	24
6.10.	Goodwill and impairment testing	24
6.11.	Property and equipment	25
6.12.	Cash and Cash Equivalents	25
6.13.	Assets classified as held for sale	26
6.14.	Capital and Reserves	26
6.15.	Employment benefit liabilities	26
6.16.	Loans and borrowings	27
6.17.	Trade payables	30
6.18.	Other payables	30
6.19.	Financial Instruments	31
6.20.	Financial Risk Management	31
6.21.	Related Party Transactions	33
6.22.	Subsequent Events	34

1.	Independent Auditors’ Report

To the Director of Woorank SRL

We have audited the accompanying financial statements of Woorank SRL (the ‘Company’), which comprise the statement of financial position as of December 31, 2020 and the related statement of profit and loss, statement of changes in equity, and statement of cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Basis for Qualified Opinion

International Accounting Standard 1, Presentation of Financial Statements, and IFRS 1 First Time Adopter of International Financial Reporting Standards require that comparative information be disclosed in respect of the previous period for all amounts reported in the financial statements, except when a standard or interpretation permits or requires otherwise. These financial statements have been prepared for the purposes of meeting the requirements of Rule 8-04 of Regulation S-X of the United States Securities Exchange Commission, which does not require the presentation of comparative information. Consequently, no comparative information is presented. The omission of comparative information and related information results in an incomplete presentation of the financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Qualified Opinion

In our opinion, except for the omission of comparative information as described in the Basis for Qualified Opinion paragraph, such financial statements referred to above present fairly, in all material respects, the financial position of Woorank SRL as of December 31, 2020, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Wemmel, May 13 2021

PKF-VMB Bedrijfsrevisoren CVBA,

Auditor,

Represented by:

Luc Martens,

Registered auditor

2.	Statement of Profit and Loss

		Year ended
		December 31, 2020

	Notes	EUR
Revenue	6.4	1,637,336
Cost of services	6.5	(337,765)
Gross Profit		1,299,571

Research and development expenses	6.5	(617,722)
Selling, general and administrative expenses	6.5	(502,296)
Other operating income		3,104
Profit from operations		182,657

Finance expenses	6.7	(74,057)
Profit before tax		108,600

Income tax	6.8	0
Profit for the year		108,600
Other comprehensive income for the year		0
Total comprehensive income for the year		108,600

The accompanying notes are an integral part of these financial statements.

3.	Statement of Financial Position

	Notes	Year ended December 31, 2020

		EUR
Assets
Non-current assets
Goodwill	6.10	2,669,250
Property and equipment	6.11	4,260
Other non-current assets		1,850
Total non-currents assets		2,675,360

Current assets
Trade receivables	6.9	24,955
Other receivables	6.9	39,356
Prepayments and other short-term assets		17,126
Cash and cash equivalents	6.12	439,336
		520,773
Assets classified as held for sale	6.13	200,000
Total current assets		720,773
Total assets		3,396,133
Equity
Capital	6.14	2,341,766
Accumulated profit of the period		(1,404,882)
Total equity		936,884
Non-current liabilities
Long-term bank loans	6.16	618,730
Total non-current liabilities		618,730
Current liabilities
Current portion of long term bank loans	6.16	360,159
Other loans	6.16	1,173,002
Trade payables	6.17	52,644
Other payables	6.18	59,297
Contract liabilities	6.4.2	195,417
Total current liabilities		1,840,519
Total liabilities		2,459,249
Total equity and liabilities		3,396,133

The accompanying notes are an integral part of these financial statements.

4.	Statement of Changes in Equity

	Notes	Attributable to the shareholder’s of the Company EUR
For the year ended December 31, 2020		Capital	Reserves	Other reserves	Total equity
As at January 1, 2020	6.14	2,341,766	(1,513,482)	0	828,284
Total Comprehensive income for the period			108,600		108,600
Year ended December 31, 2020	6.14	2,341,766	(1,404,882)	0	936,884

The accompanying notes are an integral part of these financial statements.

5.	Statement of Cash Flows

		Year ended December 31, 2020

	Notes	EUR

Operating activities
Profit for the year		108,600
Adjustments for:
Depreciation of property and equipment	6.11	2,528
Finance expenses		74,057
Subtotal		185,185

Changes in working capital
Decrease in trade receivables and other receivables		13,752
Increase in prepayments and other short-term assets		(593)
Decrease in trade payables and other payables		(97,216)
Cash generated from operations		101,128
Net cash flows from operating activities		101,128

Investing activities
Purchase of property and equipment	6.11	0

Net cash used in investing activities		0

Financing activities
Proceeds from long-term borrowings	6.16	400,000
Repayment of bank loans		(162,322)
Repayment of other loans		(57,080)
Interest paid on bank loans		(14,492)
Interest paid on other loans		(16,886)
Net cash from financing activities		149,220

Net increase in cash and cash equivalents		250,348

Cash and cash equivalents at beginning of the year		188,988
Cash and cash equivalents at end of the year	6.12	439,336

The accompanying notes are an integral part of these financial statements.

6.	Notes to the Financial Statements

6.1.	General

6.1.1.	Reporting Entity

Woorank SRL (the “Company”) is a Belgian resident company incorporated in Belgium. The address of the Company’s registered office is 1040 Etterbeek, Cours Saint-Michel 30B, Belgium. The financial statements of the Company are those for the year ended December 31, 2020. The Company has no subsidiary undertakings. Therefore the financial statements cover the individual entity.

The Company is providing an SEO (Search Engine Optimization) audit and digital marketing tool that can analyse a client’s site through Google’s eyes and generate an instant audit of a website’s technical, on-page and off-page SEO. The tool does not only help companies increase their search ranking and website traffic, but also improve audience engagement, conversion, and customer retention rates.

6.1.2.	Material Events in the Reporting Period

Following the outbreak of the coronavirus (COVID-19) in China in December 2019, and it reaching many other countries as well at the beginning of 2020, there was a decrease in economic activity in many areas around the world, including Belgium. The spread of the virus has led, inter alia, to a general disruption in the supply chain, a decrease in global transportation, restrictions on travel and work that were announced by the State of Belgium and other countries around the world and a decrease in the value of financial assets and commodities on the markets in Belgium and the world. Despite this situation, the Company applied full operational capacity following appropriate safety and sanitary procedures.

Despite the worldwide negative impact on the Belgian and the world’s economy, the spreading of the coronavirus and the decrease of economic activity as described above, had no major impact on the Company’s operations and results. The Company’s activities are mainly digitalised and the Company works in a decentralized way.

Since this event is not under the control of the Company, and matters such as the virus continuing to spread or stopping may affect the Company's assessments, the Company is continuing to regularly follow the changes on the markets in Belgium and the world and is examining the mid and long- term effects on its business results.

6.2.	Basis of preparation

6.2.1.	Statement of Compliance

On March 1, 2021 Woorank SRL was acquired by Bridgeline Digital, Inc, a company quoted on the Nasdaq (BLIN). The financial statements have been prepared at the request of Bridgeline Digital, Inc in order to comply with the United States Securities and Exchange Commission regulations. The financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) subject to what is described in the following paragraph.

These financial statements do not include all of the presentation principles of IFRS as issued by the IASB for a complete set of financial statements. International Accounting Standard 1, Presentation of Financial Statements, and IFRS 1 First Time Adopter of International Financial Reporting Standards require that comparative information be disclosed in respect of the previous period for all amounts reported in the financial statements, except when a standard or interpretation permits or requires otherwise. These financial statements have been prepared for the purposes of meeting the requirements of Rule 8-04 of Regulation S-X of the United States Securities Exchange Commission, which does not require the presentation of comparative information. Consequently, no comparative information is presented. The omission of comparative information and related information results in an incomplete presentation of the financial statements in accordance with IFRS as issued by the IASB.

The principal accounting policies adopted in the preparation of the financial statements are set out in Note 6.3.

There are a number of standards, amendments to standards, and interpretations, which have been issued by the IASB that are effective in future accounting periods that the Company has decided not to adopt early. None of these changes to existing standards or interpretations and amendments are expected to have a significant effect on the financial statements of the Company (see also Note 6.3.13.).

The financial statements were authorized for issue by the Company’s Director on May 13, 2021. They have been prepared under the assumption that the Company operates on a going concern basis.

6.2.2.	Currency

These Financial Statements are presented in Euro (EUR) and all “currency” values are rounded to the nearest Euro, except where otherwise indicated.

6.2.3.	Basis of Measurement

The financial statements have been prepared on a historical cost basis, except for the available-for-sale financial asset that is measured at the lower of its carrying amount and fair value less costs to sell.

6.2.4.	Significant Accounting Estimates and Judgements

The Company makes certain estimates and assumptions regarding the future. Estimates and judgements are continually evaluated based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. In the future, actual experience may differ from these estimates and assumptions. The estimates and judgements that are important for the presentation of the financial statements are addressed in the following notes:

-

Going Concern - The judgement in accounting policies that is the most important for the presentation of the financial statements relates to going concern. At December 31, 2020 Woorank SRL’s current liabilities exceeded current assets by 1,119,746 EUR (1,319,746 EUR if Assets classified as held for sale (see Note 6.13) are excluded). The Company recognized a profit of 108,600 EUR for the year then ended. Management has determined and believes there is no doubt the Company can continue as a going concern for the foreseeable future taking into account the following elements. As described in Note 6.22 and as mentioned above, Woorank SRL was acquired by Bridgeline Digital, Inc. at March 1, 2021 and agreed new terms and conditions for the loans with former shareholders reducing the third party short term debts as reported in the balance sheet by 1,173,002 EUR. Management analyzed cash on hand after December 31, 2020 and reviewed the latest forecast and projections for all cash expenditures and receipts. Management also considered the guaranteed payment from Bridgeline Digital, Inc. related to the loan with one of the former shareholders and the ability to receive funding from Bridgeline Digital, Inc., if needed for extraordinary events.

-

Impairment testing of goodwill and non-financial assets - Estimate of future cash flows when determining the recoverable value of cash generating units including goodwill and determination of the discount rate to apply to those future cash flows (Note 6.10).

6.3.	Summary of Significant Accounting Policies

6.3.1.	Foreign Currency Translation

Foreign currency transactions and balances

Transactions in foreign currencies are translated to the reporting currency of the Company at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated at the exchange rate at that date.

Foreign currency differences arising on translation are generally recognized in profit or loss.

6.3.2.	Revenue

Overview

The Company derives its revenue mainly from Software Licenses, which are comprised of subscription fees (“SaaS”), Customers who license the software on a subscription basis, which can be described as “Software as a Service” or “SaaS”, do not take possession of the software.

Revenue is recognized when control of these services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. The Company’s subscription service arrangements that are recognized as revenue are non-cancelable and do not contain refund-type provisions. Revenue is reported net of applicable sales and use tax.

The Company recognizes revenue from contracts with customers using a five-step model, which is described below:

-	Identify the customer contract;

-	Identify performance obligations that are distinct

-	Determine the transaction price

-	Allocate the transaction price to the distinct performance obligations

-	Recognize revenue as the performance obligations are satisfied

Identify the customer contract

A customer contract is generally identified when there is approval and commitment from both the Company and its customer, the rights have been identified, payment terms are identified, the contract has commercial substance and collectability and consideration is probable.

Identify performance obligations that are distinct

A performance obligation is a promise to provide a distinct service or a series of distinct services. A service that is promised to a customer is distinct if the customer can benefit from the service either on its own or together with other resources that are readily available to the customer, and a company’s promise to transfer the service to the customer is separately identifiable from other promises in the contract.

Determine the transaction price

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods or services to a customer, excluding sales taxes that are collected on behalf of government agencies.

Allocate the transaction price to the distinct performance obligations

The transaction price is allocated to each performance obligation based on the relative standalone selling prices (“SSP”) of the services being provided to the customer. The Company determines the SSP of its services based upon the historical average sales prices for each types of software license and professional services sold.

Recognize revenue as the performance obligations are satisfied

Revenues are recognized when or as control of the promised services is transferred to customers. Revenue from SaaS licenses is recognized ratably over the subscription period beginning on the date the license is made available to customers. Most subscription contracts are one-month and one-year terms.

The Company recognizes revenue from other professional services as the services are provided.

Customer Payment Terms

Software Licenses require upfront payment.

Invoicing for professional services are either monthly or upon achievement of milestones and payment terms for such billings are within 30 days from invoice date.

6.3.3.	Intangible assets

Goodwill is not amortized, but it is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired, and is carried at cost less accumulated impairment losses.

6.3.4.	Property and equipment

Property and equipment is stated at cost, net of accumulated depreciation and/or accumulated impairment losses, if any.

Depreciation is a systematic allocation of the depreciable amount of an asset over its useful life. The depreciable amount is the cost of the asset, less its residual value.

Depreciation is recognized in profit and loss on a straight-line basis over the estimated useful lives of the assets as follows:

●	Operating equipment: 3 years
●	Installations – office furniture: 10 years

The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively, if appropriate.

6.3.5.	Impairment of assets

Goodwill is tested annually for impairment, or more frequently if events or changes in circumstances indicate goodwill might be impaired.

Other assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal and value in use.

For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash inflows which are largely independent of the cash inflows from other assets or groups of assets (cash-generating units). Non-financial assets other than goodwill that suffered an impairment are reviewed for possible reversal of the impairment at the end of each reporting period.

6.3.6.	Non-current assets held for sale

Non-current assets are classified as held for sale if it is highly probable that they will be recovered primarily through a sale transaction or a distribution to the owners and not through continuing use. This applies also to when the Company is obligated to a sale plan that involves losing control over a associate, whether or not the Company will retain any post-sale non-controlling interests in the associate.

Immediately before classification as held for sale or distribution, the assets are re-measured in accordance with the Company’s accounting policies. Thereafter, the assets are measured at the lower of their carrying amount and fair value less cost to sell.

In subsequent periods, depreciable assets classified as held for sale or distribution are not periodically depreciated, and investments in associates classified as held for sale are not accounted for by the equity method.

6.3.7.	Financial assets

Financial assets at amortized cost

A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated at fair value through profit or loss:

-	It is held within a business model whose objective is to hold assets so as to collect contractual cash flows; and

-	The contractual terms of the financial asset give rise to cash flows representing solely payments of principal and interest on the principal amount outstanding on specified dates.

Trade receivables are recognized initially at the amount of consideration that is unconditional. They are subsequently measured at amortized cost using the effective interest method, less loss allowance.

Impairment of financials assets

For trade receivables and contract assets, the Company applies a simplified approach in calculating expected credit losses (ECLs). Therefore, the Company assesses the credit risk of each financial asset individually at each reporting date based on the expected cash inflows.

The Company considers a financial asset in default when contractual payments are 90 days past due. However, in certain cases, the Company may also consider a financial asset to be in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Company. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Derecognition

Financial assets are derecognized when the contractual rights of the Company to the cash flows from the asset expire, or the Company transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset were transferred. When the Company retains substantially all of the risks and rewards of ownership of the financial asset, it continues to recognize the financial asset.

6.3.8.	Cash and cash equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents includes cash on hand.

6.3.9.	Share Capital

Ordinary shares are classified as equity.

Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity, net of any tax effects.

6.3.10.	Financial liabilities

Non-derivative financial liabilities

Non-derivative financial liabilities include loans and borrowings from banks and others, and trade and other payables.

Initial recognition of financial liabilities

The Company initially recognizes debt securities issued on the date that they originated. All other financial liabilities are recognized initially on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

Subsequent measurement of financial liabilities

Financial liabilities are recognized initially at fair value less any directly attributable transaction costs. Subsequent to initial recognition, these financial liabilities are measured at amortized cost.

Transaction costs directly attributable to an expected issuance of an instrument that will be classified as a financial liability are recognized as an asset in the framework of deferred expenses in the statement of financial position. These transaction costs are deducted from the financial liability upon its initial recognition, or are amortized as financing expenses in the statement of income when the issuance is no longer expected to occur.

6.3.11.	Taxes

Current tax is provided at the amounts expected to be paid applying tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax accounts are determined, based on the future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities shown on the statement of financial position. Deferred tax assets and liabilities are not recognized if they arise in the following situations: the initial recognition of goodwill; or the initial recognition of assets and liabilities that affect neither accounting nor taxable profit.

The amount of deferred tax provided is based on the expected manner of recovery or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the date of the statement of financial position.

The Company does not recognize deferred tax liabilities, or deferred tax assets, on temporary differences when it is not considered probable that the temporary differences will reverse in the foreseeable future.

A deferred tax asset is recognized only to the extent that it is probable based on all available positive and negative evidence that future taxable profits will be available against which the asset can be utilised. Such evidence includes, but is not limited to, recent cumulative earnings or losses, expectations of future taxable income by taxing jurisdiction, and the carry-forward periods available for the utilisation of deferred tax assets. The carrying amount of the deferred tax assets is reviewed at each statement of financial position date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are offset only when there is a legally enforceable right to offset current tax assets and liabilities and when the deferred tax balances relate to the same tax authority. Current tax assets and liabilities are offset where the entity has a legal enforceable right to offset and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

6.3.12.	Employee Benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided.

A liability is recognized for the amount expected to be paid under short-term vacation pay or year-end bonus if the Company has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

The employee benefits are classified, for measurement purposes, as short-term benefits.

6.3.13.	New Standards, Amendments to Standards and Interpretations not yet adopted

There are a number of standards, amendments to standards, and interpretations which have been issued by the IASB that are effective in future accounting periods that the Company has decided not to adopt early.

●	The following amendments are effective for the period beginning 1 January 2022:

●	Onerous Contracts - Cost of Fulfilling a Contract (Amendments to IAS 37);

●	Property, Plant and Equipment: Proceeds before Intended Use (Amendments to IAS 16);

●	Annual Improvements to IFRS Standards 2018-2020 (Amendments to IFRS 1, IFRS 9, IFRS 16 and IAS 41); and

●	References to Conceptual Framework (Amendments to IFRS 3).

In January 2020, the IASB issued amendments to IAS 1, which clarify the criteria used to determine whether liabilities are classified as current or non-current. These amendments clarify that current or non-current classification is based on whether an entity has a right at the end of the reporting period to defer settlement of the liability for at least twelve months after the reporting period. The amendments also clarify that 'settlement' includes the transfer of cash, goods, services, or equity instruments unless the obligation to transfer equity instruments arises from a conversion feature classified as an equity instrument separately from the liability component of a compound financial instrument. The amendments were originally effective for annual reporting periods beginning on or after 1 January 2022. However, in May 2020, the effective date was deferred to annual reporting periods beginning on or after 1 January 2023.

●	IFRS 17 Insurance Contracts (effective 1 January 2023) - In June 2020, the IASB issued amendments to IFRS 17, including a deferral of its effective date to 1 January 2023.

The Company does not expect any Amendments and other Standards issued by the IASB, but not yet effective, to have a material impact on the Company.

6.4.	Revenue from contract with customers

6.4.1.	Dissaggregation of revenue from contracts with customers

The Company derives revenue from following sources:

		For the year ended December 31, 2020
	Timing of revenue recognition	EUR

Subscriptions	Over time	1,528,344
Other	Over time	108,992

Total		1,637,336

The Company generated revenue in the following primary geographical markets during the period ended December 31, 2020, with Belgium and the United States representing the majority of revenues:

For the year ended December 31, 2020

EUR

Belgium	437,367
United States	1,129,497
The rest of the world	70,472

Total	1,637,336

6.4.2.	Contract liabilities

Contract liabilities consist of billings or customer payments in excess of amounts recognized as revenue. Current contract liabilities relate to performance obligations that will be satisfied within one year.

The Company’s current contract liabilities primarily arise from subscription fees that are invoiced in advance of the period of service and are recognized monthly when the performance obligation has been satisfied.

The following table provides an overview of trade receivables and contract liabilities from contracts with customers.

Year ended December 31, 2020

EUR

Trade receivables, net	24,955

Contract liabilities	195,417
Current	195,417

All of the total contract liabilities are expected to be recognized in revenue during 2021.

There are no contract assets.

6.4.3.	Remaining performance obligations

The transaction price allocated to remaining performance obligations that are unsatisfied, or partially unsatisfied, represents contracted revenue that will be recognized in future periods. The Company’s future performance obligations consist primarily of subscription obligations relating to future periods of the month or one year contractual term of its contracts.

6.5.	Disclosure of Expenses

Details of expenses by nature are as follows:

		For the year ended December 31, 2020

	Notes	EUR
Expenses by nature

Employee benefit expenses	6.6	(1,112,824)
Rental fees		(31,615)
IT related expenses (server location, licenses)		(260,815)
Professional fees		(22,286)
Depreciation and amortization		(2,528)
Bank and related expenses		(15,779)
Travel cost		(3,294)
Other general and administrative expenses		(8,642)

Total		(1,457,783)

For the year ended December 31, 2020

EUR
Expenses by type

Cost of services	(337,765)
Research and development expenses	(617,722)
Selling, general and administrative expenses	(502,296)

Total	(1,457,783)

See Note 6.21 of the financial statements regarding management fees          and expenses paid to related parties.

6.6.	Employee benefit expenses

Details of employee benefits which both include employee related benefits and management fees are as follows:

For the year ended December 31, 2020

EUR

Wages and salaries	(285,343)
Social security	(49,999)
Contractors	(634,913)
Management fees and expenses	(122,546)
Other benefits	(20,023)

Total	(1,112,824)

6.7.	Finance expenses

Finance expenses consist of interest expenses on outstanding loans.

6.8.	Income Tax

Current income tax

The enacted tax rate amounts to 25%. The Company does not have a taxable basis an therefore no amount as current income tax is recorded in the Statement of Profit and Loss.

The main differences between the actual tax charge for the year, which is nil, and the standard rate of income tax applied to the profit for the year (25%) can be summarized as follows:

For the year ended December 31, 2020

EUR

Profit for the year	108,600
Income tax expense	0
Profit before income taxes	108,600

Tax using the Company’s domestic tax rate of 25%	27,150
Tax expense in the income statement	0
Difference to explain	27,150

Expenses not deductible for tax purposes	871
Temporary differences	(21.352)
Use of existing tax losses	(6.669)

Total	(27,150)

Deferred taxes

The company has deferred tax assets that have not been recognized in the Statement of Financial Position. Items can be summarized as follows:

Year ended December 31, 2020

EUR

Tax losses	2,914
Timing differences	16,005
Total	18,919

Tax losses carried forward do not expire under Belgian tax law. Due to the uncertainty surrounding the Company’s ability to realize taxable profits in the near future the Company has not recognized any deferred tax assets.

6.9.	Trade and Other Receivables

The trade and other receivables can be summarized as follows:

Year ended December 31, 2020
EUR
Trade receivables	24,955

Other receivables	39,356
VAT receivable	14,356
Belgian income tax receivable	25,000

Total trade and other receivables	64,311

6.10.	Goodwill and impairment testing

The carrying amount of goodwill is summarized as follows:

Year ended December 31, 2020
EUR

Goodwill	4,970,401
Impairment losses	(2,301,151)
Net book value	2,669,250

The Company is required to test, on an annual basis, whether goodwill has suffered any impairment. The recoverable amount is determined based on value in use calculations. The use of this method requires the estimation of future cash flows and the determination of a discount rate in order to calculate the present value of the cash flows.

The recoverable amount has been determined from value in use calculations based on cash flow projections from forecasts covering a four year period and including a perpetuity thereafter. Other major assumptions are as follows:

Year ended December 31, 2020
EUR

Discount rate	12,31%
EBITDA margin	10,00%
Growth rate beyond budgeted period	0

No further goodwill impairment adjustments were necessary for the year ended December 31, 2020.

6.11.	Property and equipment

Acquisitions and disposals

During the year 2020, the Company did not acquire any fixed assets.

Property and equipment

	Installations	Operating Equipment	Total
	EUR	EUR	EUR
Cost
As at January 1, 2020	72,721	25,051	97,772
As at December 31, 2020	72,721	25,051	97,772

Accumulated Depreciation
As at January 1, 2020	(68,426)	(22,558)	(90,984)
Depreciation	(1,998)	(530)	(2,528)
As at December 31, 2020	(70,424)	(23,088)	(90,984)

Net book value
As at January 1, 2020	4,295	2,493	6,788
As at December 31, 2020	2,297	1,963	4,260

6.12.	Cash and Cash Equivalents

Cash and cash equivalents can be summarized as follows:

Year ended December 31, 2020
EUR
Cash and cash equivalents
Bank balance	439,336
Total cash and equivalents	439,336

There are no restrictions on cash.

6.13.	Assets classified as held for sale

In February 2021, the Company sold its investment in Wordlift s.r.l. (“Wordlift”), a limited liability company existing and organized under the laws of Italy and with registered offices at Via Giulia n. 117, 00186 Rome. The Company previously held 10,2533% of Wordlift’s shares. Till the date of the transaction Boris Demaria, director of the Company held one (1) director seat in the Board of Directors of Wordlift, out of four directors.

In 2020, management committed to a plan to sell this associate following the potential acquisition of the shares of the Company by a third party and following the assessment that the associate did not constitute a strategic investment for the Company.

The total proceeds of the sale amount to 280,000 EUR and of which 90.000 EUR was paid at the effective date of the sale. The balance of 190.000 EUR will be settled within 36 months from that date. The payments are secured by a first ranking pledge on the 10,2533% of the shares of Wordlift.

6.14.	Capital and Reserves

The share capital of the Company consists of 117,645 ordinary shares with no nominal value for a total amount of 2,341,766 EUR. All shares have the same rights. There have been no movements in the number of shares during the period ended December 31, 2020. There are no treasury shares.

We refer to Note 6.22 on Subsequent Events.

There are no items classified as “other comprehensive income”.

6.15.	Employment benefit liabilities

Employee benefit liabilities include short-term benefits and are included in ‘Other payables’. The composition of employee benefit liabilities is as follows:

Year ended December 31, 2020
EUR
Presented under current liabilities – other payables
Accrual for annual leave	37,662
Other	165
Total short-term employee benefits	37,827

The company does not have any pension plans for its employees.

6.16.	Loans and borrowings

This Note provides information regarding the contractual terms of the Company’s interest bearing loans and borrowings at amortized cost. Further information on the Company's exposure to credit, liquidity and market risks is included in Note 6.20 of the Financial Statements.

Following is an overview of outstanding loans and borrowings at the reporting date:

Year ended December 31, 2020
EUR
Long term bank loans	618,730
Non-current	618,730

Short term bank loans	360,159
Other loans	1,173,002
Current	1,533,161
Total loans and borrowings	2,151,891

All loans and borrowings are denominated in EUR.

A.	Bank loans

Bank loans can be summarized as follows:

	Year ended December 31, 2020
	Non-current	Current	Total
Secured
Roll-over credit	380,953	19,047	400,000
Investment credits	237,777	341,112	578.889
Total secured bank loans	618,730	360,159	978.889
Total bank loans	618,730	360,159	978.889

(i)	Roll-over credit

On April 17, 2020, the Company entered into a 400,000 EUR roll-over credit line with Bank Crelan to finance the working capital for a period of 7 years. As at December 31, 2020, the Company has drawn the full amount of this credit line. The drawn part of the credit bears a floating rate based on the 3-month EURIBOR increased by 1,30% annually. The credit is collaterized by means of a personal guarantee by a shareholder of the Company for an amount of 50,000 EUR.

(ii)	Investment credits

The Business Credit Flex credits and the Investment credit have a total carrying value of 578,889 EUR at December 31, 2020.

The Business Credit Flex credits are investment credits which have a floating interest rate based on 3-month EURIBOR increased by 1,5% annually with maturities between 19 to 22 months. These Business Credit Flex credits allow an early repayment at each interest due date and/or the interest revision date.

The Investment credit has a fixed interest rate of 0,99% annually with maturity of 9 months.

The investment credits are collaterized by means of the following:

-	Pledge and proxy for a pledge on the trading fund for a total amount of the outstanding amount of the Business Credit Flex credits.

-	Subordination of the loan with a former shareholder for 300,000 EUR related to the Business Credit Flex loans.

-	Personal guarantee from a former shareholder for 100,000 EUR related to the Business Credit Flex loans.

-	Co-debtorship by a former shareholder for all credit lines.

The above collateral does not apply to the bank guarantees provided to by the bank.

(iii)	Suretyship credit – bank guarantee

The Company has one suretyship credit with Belfius Bank for an amount of 50,000 EUR in favour of a payment provider and with no specific maturity date.

B.	Other Loans and borrowings

The company has amounts outstanding from both a former vendor and a former shareholder as follows:

Identity of Borrower	Type	Loan date	Original loan amount (in EUR)	Interest Mechanism	Payment date of Principal	Other Material Terms	Amortized cost At December 31, 2020
The Company	Loan from former controlling shareholder	June 10, 2015 as amended on December 20, 2016	300,000 EUR	4% annually (no number of days as basis for calculation determined)	No date determined but may be repaid if and when the Company is able to but is repayable at first request of the lender. At the reporting period the loan is still outstanding for its nominal amount.	Subordinated to the payment of the Vendor Loan from a former shareholder and to the Belfius loans (investment credits).	247,502
The Company	Loan from others	March 27, 2015 as amended from time to time and for the last time on May 31, 2016	1,500,000 EUR	No interests due, except in case of late payment of instalments, being 3% annually pro rata temporis on all amounts which are due at instalment date. The amount of interests will be added to the final tranche of the loan	Remaining instalments 400,000 EUR instalment date at July 1, 2019 500,000 EUR instalment date July 1, 2020 57,080 EUR payable and paid in the course of 2020	The lender remains owner of the “Woorank” trademark until payment of the last instalment of the vendor loan.	925,500
Total Other loans							1,173,002

The terms and the conditions of the other loans have been amended as described in Note 6.22 on Subsequent events.

For the fair value, see also Note 6.19 on Financial Instruments.

6.17.	Trade payables

Trade payables include the following:

Year ended December 31, 2020
EUR
Trade payables
Outstanding supplier balances	32,257
Accrued charges	20,387
Total trade payables	52,644

There are no supplier financing arrangements.

6.18.	Other payables

Other payables include the following:

Year ended December 31, 2020
EUR
Other payables
Foreign VAT payable	12,573
Employee benefits	37,827
Current account with former shareholder	8,790
Other	107
Total other payables	59,297

For related parties see Note 6.21.

6.19.	Financial Instruments

The following table discloses the carrying amount of the Company’s financial instruments in categories:

		Year ended December 31, 2020
	Categories	EUR
Financial assets
Trade and other receivables	FAAC (*)	64,311
Cash and cash equivalents	FAAC (*)	439,336
Total		503,647

Financial liabilities
Loans and borrowings	FLAC (**)	2,151,891
Trade and other payables	FLAC (**)	111,940
Total		2,263,831

(*) Financial assets measured at amortized cost
(**) Financial liabilities measured at amortized cost

Trade and other receivables, cash and cash equivalents as well as trade and other payables have short terms to maturity, hence their carrying amounts are considered to be the same as their fair values. The fair values of the borrowings are not materially different from their carrying amounts, because interest payable on those borrowings is either close to current market rates or the loans have short term maturities.

6.20.	Financial Risk Management

The Group's operations expose it to a number of financial risks such as credit risks, liquidity risks and market risks. Management and the previous owners have managed these risks as described below. As of 2021 these risks are monitored together with the management of the parent company Bridgeline Digital Inc.

A. Framework for risk management

The Director of the Company has overall responsibility for the establishment and oversight of the Company’s risk management framework.

The Company’s risk management policy was formulated to identify and analyze the risks that the Company faces, to set appropriate limits for the risks and controls, and to monitor the risks and their compliance with the limits. The risk policy and risk management methods are reviewed regularly to reflect changes in market conditions and in the Company’s operations.

The overall objective of the Company is to set policies that seek to reduce risk as far as possible without unduly affecting the Company’s competitiveness and flexibility.

B. Credit risk

Credit risk relates to the risk that a counterparty will fail to fulfil its contractual obligations with the result that the Company would suffer a loss. Credit risk also arises from cash and cash equivalents and deposits with banks and financial institutions. For banks and financial institutions, only high quality parties are accepted.

The Company is also exposed to credit risk from credit sales. The Company monitors on a regular basis the ageing of its trade receivables. No allowance for trade receivables and contract assets has been judged necessary, as the company requires upfront payments for the majority of its revenues. No trade receivables are past due nor impaired at December 31, 2020.

The Company evaluates the concentration of risk with respect to trade receivables and contract assets regularly. There are no customers which represent more than 10% of the contract assets or trade receivables.

C. Market risk

Market risk arises from the Company’s use of interest bearing, tradable and foreign currency financial instruments. It is the risk that the fair value of future cash flows of a financial instrument will fluctuate mainly because of changes in interest rates (interest rate risk) and in foreign exchange rates (currency risk).

(i)	Interest rate risk

The Company’s interest rate risk arises from borrowings at variable interest rates and to a minor extent to the interest rate on cash and cash equivalents. Borrowings issued at fixed rates expose the Company to fair value interest rate risk as disclosed in note 6.19.

Based on simulations performed, the impact on post tax profit and equity of a 1% shift in the interest rates on outstanding loans with variable interest rates would be a maximum increase or decrease of 9.789 EUR.

(ii)	Foreign exchange risk

The Company conducts its operations mainly out of Belgium in a EURO environment. Customers are invoiced partly in EURO, but predominantly in USD and to a limited extent in GBP and AUD. No hedging instruments have been used in 2020.

At December 31, 2020, there are no significant currency risks on assets and liabilities with the exception of cash and cash equivalents based on notional amounts:

	EUR	USD	GBP	AUD
Cash and cash equivalents	240,609	185,813	11,409	1,505

A 10 % strengthening or weakening of the USD would have increased, respectively decreased, reported equity by 18,581 EUR. A 10% strengthening or weakening of the GBP and AUD against the EUR would not significantly affect reported equity.

D. Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

This does not take into account the potential effect of extreme circumstances that cannot reasonably be predicted.

The table below analyses the Company‘s financial liabilities into relevant maturity groupings based on their remaining term at the reporting date. The amounts disclosed in the table are the contractual undiscounted cash flows, including interest payments.

	< 3 months	Between 3 months and 1 year	Between 1 and 2 years	Between 2 and 5 years	More than 5 years	Total
Loans & borrowings	1,074,854	277,311	612,045	237,511	98,218	2,299,939
Trade & other payables	111,941	0	0	0	0	111,941
At December 31 2020	1,186,795	277,311	612,045	237,511	98,218	2,411,880

In order to meet its cash outflow obligations, the Group uses cash flows generated from operating activities and credit facilities with financial institutions if necessary. In addition, following the acquistion by Bridgeline Digital Inc., the company has been able to make new arrangements with existing lenders other than the banks to repay the existing loans that have been presented as current debts over a longer period of time as described in Note 6.22 on Subsequent events. We also refer to Note 6.2.4. with respect to the going concern assumption.

E. Capital risk management

The Company’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for the other stakeholders and to obtain over time an optimal capital structure to reduce the cost of capital.

The Company sets the amount of capital in proportion to risk. The Group manages the capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of the underlying assets.

6.21.	Related Party Transactions

Key management within the Company charge their fees to the Company partly through their management companies and partly directly. There are no non-cash benefits in addition to the fees charged.

Compensation to related parties (including directors) that are contracted by the Company can be summarized as follows:

For the year ended December 31, 2020
EUR
Management fees and expenses – research and development expenses	147,832
Management fees and expenses – selling, general and administrative expenses	68,028
Total	215,860

Liabilities with related parties can be presented as follows:

Year ended December 31, 2020
EUR
Presented under loans and borrowings
Other loans – loan with related parties	247,502
Presented under other payables
Current account with related parties	8,790
Total	256,292

The current account with related parties is interest free. For the terms and conditions of the loans we refer to Note 6.16.

6.22.	Subsequent Events

Share transaction

On March 1, 2021, the shareholders of the Company entered into a Share Purchase Agreement with Bridgeline Digital Inc., a company organized and existing under the laws of Delaware, USA, having its registered office at 100 Sylvan Road, Suite G-700, Woburn, MA, 01801, USA and executive offices located at 150 Woodbury Road, Woodbury NY, 11797, USA (“Bridgeline”) whereby Bridgeline became the owner of all of the Company’s equity upon shareholders approval of the agreement.

As part of the Share Purchase Agreement, the terms and conditions of both the former shareholder loan of 300,000 EUR and the loan towards a former shareholder with an outstanding principal amount of 900,000 EUR have been amended.

The shareholder loan with a principal amount of 300,000 EUR shall be repaid in 5 installments, each in the amount of 60,000 EUR. The first installment shall be paid on the date falling 6 months after full repayment of all outstanding amounts under the former shareholder loan of 900,000 EUR which is due March 1, 2023 and under the Belfius bank loans (final reimbursement in 2022). The subsequent installments shall be paid at semi-annual intervals thereafter, but not later than 1 january 2026. The interest rate amounts to 4% compounded annually. The repayment of the shareholder loan is subordinated to the repayment by the Company of any amounts due to the Belfius bank and due to the former shareholder. The loan is unsecured.

The loan to the former shareholder was partially reimbursed by Bridgeline at transaction date for 300.000 EUR. The balance of the loan is subject to the following repayment schedule:

-	EUR 300,000 and interests on March 1, 2022.

-	EUR 300,000 and interests on March 1, 2023.

The interest rate amounts to 3% annually and is unsecured. The Woorank ‘Trademark’ that was previously held by the lender has been transferred at no cost to the Company. Any disputes between the lender and the Company have been resolved.

For all existing bank loans the company expects to continue the current terms and conditions after the acquisition.